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PROVIDENT AMERICAN CORPORATION                                        EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
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(In thousands except per share data)                                       Three Months Ended June 30,     Six Months Ended June 30,
                                                                             1998             1997          1998            1997
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
Basic Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:                                     $ (2,382)       $ (5,724)       $    254       $ (4,946)
                                                                           --------        --------        --------       --------

WEIGHTED AVERAGE SHARES:                                                     11,990          10,071          11,699         10,068
                                                                           --------        --------        --------       --------

BASIC EARNINGS PER SHARE:                                                  $  (0.20)       $  (0.57)       $   0.02       $  (0.49)
                                                                           --------        --------        --------       --------




Diluted Earnings Per Share

NET INCOME APPLICABLE TO COMMON STOCK:                                     $ (2,382)       $ (5,724)       $    254       $ (4,946)
                                                                           --------        --------        --------       --------

WEIGHTED AVERAGE SHARES:
   Common stock                                                              11,990          10,071          11,699         10,068
   Common stock equivalents applicable to stock options and warrants              *               *              74              *
                                                                           --------        --------        --------       --------

      Total                                                                  11,990          10,071          11,773         10,068
                                                                           --------        --------        --------       --------

DILUTED EARNINGS PER SHARE:                                                $  (0.20)       $  (0.57)       $   0.02       $  (0.49)
                                                                           --------        --------        --------       --------
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